UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On June 2, 2015, Pacira Pharmaceuticals, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders at the Company’s corporate headquarters in Parsippany, New Jersey, at which the Company’s stockholders voted on, and approved, the following proposals:

Proposal No. 1 — Election of three Class I directors to hold office until the 2018 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominee:	For	Withheld	Broker Non- Votes
Laura Brege	25,148,577	2,703,160	5,270,606
Mark A. Kronenfeld	26,686,306	1,165,431	5,270,606
Dennis L. Winger	27,763,019	88,718	5,270,606

Proposal No. 2 —  Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain
33,054,850	41,601	25,892

Proposal No. 3 —  Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non- Votes
27,579,771	214,828	57,138	5,270,606

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA PHARMACEUTICALS, INC.

Date: June 3, 2015	By:	/s/ James Scibetta
James Scibetta Senior Vice President, Chief Financial Officer and Head of Technical Operations